EXHIBIT 1.1


                              PURCHASE AGREEMENT


                                                             June 28, 1996


Irvine Apartment Communities, Inc.
550 Newport Center Drive
Suite 300
Newport Beach, California 92660

Dear Sirs:

               We ("Cohen & Steers") are acting as agents on behalf of certain of our managed accounts previously identified to you (the "Purchasers") and we understand that Irvine Apartment Communities, Inc., a Maryland corporation (the "Company") proposes to issue and sell 1,490,700 shares (the "Offered Shares") of Common Stock, par value $.01 per share ("Common Stock"). On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions set forth herein, the Company hereby agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company the respective number of Offered Shares specified to the Company in writing by Cohen & Steers on the date hereof at a purchase price of $20.125 per share.

               1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Purchasers that:

               (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 33-92036), including a prospectus, relating to, among other things, the Common Stock and a post-effective amendment, including a prospectus, to such registration statement, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Offered Shares pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means such post-effective amendment to the registration statement, including the exhibits thereto and the financial statements and schedules and documents incorporated by reference therein, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. As used herein, the terms "Basic Prospectus" and "Prospectus" shall include in each case the documents incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain as of the Closing Date any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.


               (c) The Registration Statement has become effective under the Securities Act; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

               (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the REIT Entities (as hereinafter defined), taken as a whole.

               (e) The Company owns a general partnership interest in Irvine Apartment Communities, L.P., a Delaware limited partnership (the "Operating Partnership") and is its sole managing general partner. The Operating Partnership owns and operates multifamily apartment communities (the "Properties"). The Operating Partnership holds general and limited partnership interests in a partnership (the "Property Partnership") which owns one of the Properties. The Company, the Operating Partnership and the Property Partnership are herein collectively referred to as the REIT Entities and all references to properties or assets of the REIT Entities include, without limitation, the Properties unless otherwise noted.

               (f) Each of the Operating Partnership and the Property Partnership has been duly formed, is validly existing as a limited partnership in good standing under the laws of its jurisdiction of formation, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the REIT Entities, taken as a whole.

               (g) This Agreement has been duly authorized, executed and delivered by the Company.

               (h) The authorized and outstanding capital stock of the Company conforms to the description thereof contained in the Prospectus. The shares of capital stock of the Company outstanding prior to the issuance of the Offered Shares have been duly authorized and are validly issued, fully paid and non-assessable.

               (i) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in the Company except pursuant to (i) the Company's Dividend Reinvestment and Additional Cash Investment Plan, (ii) the Miscellaneous Rights Agreement dated March 20, 1996 among the Company, the Operating Partnership and The Irvine Company, (iii) the Company's 1993 Long-Term Stock Incentive Plan, 1996 Long-Term Stock Incentive Plan and 1993 Stock Option Plan for Directors, (iv) the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of December 1, 1993, as amended, in connection with an exchange of L.P. Units (as defined therein) for shares of Common Stock, (v) the Land Rights Agreement dated as of November 21, 1993, as amended, among the Company, the Operating Partnership, The Irvine Company and Mr. Donald Bren in connection with sale of land thereunder, the purchase price of which may be paid in either Common Stock or L.P. Units exchangeable for Common Stock or (vi) as otherwise disclosed in the Registration Statement.

               (j) The Offered Shares have been duly authorized and, when delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance of such Offered Shares will not be subject to any pre-emptive or similar rights.

               (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, will not contravene any provision of applicable law or the charter or by-laws of the Company, or the certificate of limited partnership or partnership agreement of the Operating Partnership, as amended or restated, the certificate of limited partnership or the partnership agreement of the Property Partnership, as amended or restated, or any agreement or other instrument binding upon the REIT Entities that is material to the REIT Entities, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the REIT Entities, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Shares.

               (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the REIT Entities, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

               (m) The Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code") and its method of operation enables it to meet the requirements for taxation as a real estate investment trust under the Code.

               (n) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

               (o) The Properties are, to the best knowledge of the REIT Entities in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), and the REIT Entities (i) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (ii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the REIT Entities, taken as a whole.

               (p) (i) The Operating Partnership has (whether directly or indirectly through the ownership of the Property Partnership) good title in fee simple to the Properties and good title to all personal property owned as is material to the business of the REIT Entities, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or in title policies held by the Operating Partnership or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the REIT Entities, (ii) any real property held under lease by any REIT Entity is held by it under valid, subsisting, enforceable leases, and no default by any REIT Entity has occurred and is continuing thereunder, with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property by any REIT Entity,
(iii) the operation of the buildings, fixtures and other improvements located on the Properties as presently conducted is not in violation of any applicable building code, zoning ordinance or other law or regulation, except where such violation of any applicable building code, zoning ordinance or other law or regulation would not, singly or in the aggregate, have a material adverse effect on the REIT Entities, taken as a whole, (iv) neither the Company nor the Operating Partnership has received notice of any proposed special assessment or any proposed material change in any property tax, zoning or land use laws or availability of water for irrigation affecting all or any portion of the Properties, (v) there do not exist any material violations of any declaration of covenants, conditions and restrictions with respect to any of the Properties, nor is there any existing state of facts or circumstances or condition or event which could, with the giving of notice or passage of time, or both, constitute such a violation and (vi) the improvements comprising any portion of the Properties (the "Improvements") are free of any and all material physical, mechanical, structural, design and construction defects and the Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning servicing the Improvements) are in good condition and proper working order and are free of material defects.

               (q) The Common Stock is listed on the New York Stock Exchange and the Pacific Stock Exchange and, as of the Closing Date, the Offered Shares will have been approved for listing on The New York Stock Exchange, subject to notice of issuance.

               2. Representations and Warranties of Cohen & Steers and the Purchasers. Cohen & Steers represents and warrants to and agree with the Company as set forth in paragraphs (a), (b), (c) and (d) below and, as agent and on behalf of each of the Purchasers, represents and warrants to and agrees with the Company as set forth in paragraph (e) below:

               (a) It is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and is duly registered or licensed as an investment advisor in each jurisdiction in which the conduct of its business requires such registration or license except where the failure to be so registered or licensed would not have a material adverse effect on its business or on its ability or authority to act on behalf of, and to cause the purchase of the Offered Shares by, each of the Purchasers hereunder.

               (b) It has the power and authority to enter into this Agreement on behalf of each of the Purchasers and to purchase, or cause the purchase of, the Offered Shares on behalf of the Purchasers in accordance with the terms hereof.

               (c) It is acting in its capacity as "investment manager" within the meaning of Section 338 of The Employee Retirement Income Security Act of 1974, as amended ("ERISA") to each Purchaser that is subject to ERISA and as an "investment adviser" within the meaning of the Advisers Act to each of the other Purchasers in entering into this Agreement and causing the purchase of the Offered Shares.

               (d) Neither the execution and delivery of this Agreement, nor the purchase and sale of the Offered Shares contemplated herein, will conflict with or result in a breach of any agreement between it and any Purchaser or violate any law or regulation applicable to it in its capacity as "investment manager" or "investment adviser" to any Purchaser;

             (e) Each Purchaser is acquiring the Offered Shares to be purchased by it hereunder in the ordinary course of its business and such Purchaser has no arrangements with any person to underwrite or participate in the distribution of such Offered Shares.

               3. Payment and Delivery. Subject to the terms and conditions set forth herein, each Purchaser will pay for the Offered Shares to be purchased by it hereunder as specified to the Company in writing by Cohen & Steers on the date hereof, upon physical delivery thereof to the office of such Purchaser's custodian designated by Cohen & Steers, on July 3, 1996, or on such other date, not later than 5:00 p.m. (New York time) on July 5, 1996, as shall be agreed upon by the Company and Cohen & Steers acting on behalf of the Purchasers. The date of such payment and delivery are hereinafter referred to as the Closing Date. Payment for the Offered Shares by each Purchaser's custodian shall be made on the Closing Date by certified or official bank check or checks payable to the order of BancBoston Trust of New York, as agent of the Company in New York Clearing House Funds upon delivery to such Purchaser's custodian at the offices referred to above of the Offered Shares to be purchased by such Purchaser registered in such names and in such denominations as Cohen & Steers on behalf of such Purchaser shall request in writing not less than one full business day prior to the Closing Date.

               4. Conditions to the Company and Purchaser Obligations. (a) The obligations of the Purchasers hereunder are subject to the following conditions:

               (i) The representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date and the Company shall have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date; and the Purchasers shall have received on the Closing Date a certificate of an executive officer of the Company to the foregoing effect.

               (ii) The Purchasers shall have received on the Closing Date an opinion of Piper & Marbury, L.L.P., Maryland counsel for the Company, dated the Closing Date, to the effect that:

                    (1) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland and has the corporate power to own its property and to conduct its business as described in the Prospectus;

                    (2) this Agreement has been duly authorized, executed and delivered by the Company;

                    (3) the authorized capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; and

                    (4) the Offered Shares have been duly authorized and, when delivered to and paid for by the Purchasers in accordance with the terms of the this Agreement, will be validly issued, fully paid and non-assessable and the issuance of such Offered Shares will not be subject to any pre-emptive or similar rights.

               (iii) The Purchasers shall have received on the Closing Date an opinion of Davis Polk & Wardwell, special counsel for the Company, dated the Closing Date, to the effect that:

                    (1) such counsel is of the opinion that (A) each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and schedules included therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, and (B) the Registration Statement and Prospectus (except for financial statements and schedules included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder;

                    (2) the Registration Statement has become effective under the Securities Act; and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission; and

                    (3) based solely on certificates of public officials, each of the Company and the Operating Partnership is qualified to do business in the State of California.

               (b) The obligation of the Company hereunder to sell the Offered Shares to the Purchasers is subject to the following conditions:

                   (i) The representations and warranties of the Purchasers and Cohen & Steers contained in this Agreement shall be true and correct as of the Closing Date and each of the Purchasers and Cohen & Steers shall have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date; and the Company shall have received on the Closing Date a certificate of an executive officer of Cohen & Steers to the foregoing effect.

                  (ii) The Company shall have received on the Closing Date an opinion of Dechert Price & Rhoads, counsel to Cohen & Steers, dated the Closing Date, to the effect set forth in Sections 2(a) (as to the Advisers Act only) and (b).

The opinions and certificates to be delivered to the Purchasers and the Company on the Closing Date pursuant to this Section 4 shall be delivered at 10:00 a.m. (New York City time) on the Closing Date at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017.

               5. Covenants of the Company, the Purchasers and Cohen & Steers. (a) In further consideration of the agreements of the Purchasers herein contained, the Company covenants as follows:

               (i) To furnish to Cohen & Steers, without charge, for delivery to each Purchaser a conformed copy of the Registration Statement (without exhibits thereto) and, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as Cohen & Steers may reasonably request.

               (ii) To endeavor to qualify the Offered Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Company shall determine in its sole discretion, after consultation with Cohen & Steers, and to maintain such qualification for as long as the Company shall determine in its sole discretion, after consultation with Cohen & Steers.

               (iii) To pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto; (ii) the preparation, issuance and delivery of the Offered Shares; (iii) the fees and disbursements of the Company's counsel;
(iv) the qualification of the Offered Shares under state securities or Blue Sky laws in accordance with the provisions of Section 5(a)(ii), including filing fees and the fees and disbursements of counsel for the Company in connection therewith and in connection with the preparation of any Blue Sky Memoranda; and (v) the copying and delivery to the Purchasers in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto.

               (iv) To indemnify and hold harmless each Purchaser and each person, if any who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser or such controlling person may become subject insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of the representations or warranties of the Company contained herein, and will reimburse, as incurred, each Purchaser and each such controlling person for any reasonable legal or other out-of-pocket expenses reasonably incurred by any such Purchaser or any such controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have to any Purchaser or any such controlling person.

               (b) In further consideration of the agreements of the Company herein contained the Purchasers and Cohen & Steers covenant as follows:

               (i) To pay all of their respective expenses incident to the performance by them of their respective obligations under this Agreement including the fees and disbursements of Dechert Price & Rhoads.

               (ii) Cohen & Steers (with respect to the representations and warranties made by it in Section 2(a), (b), (c) and (d) and as agent of and on behalf of each Purchaser with respect to the representations and warranties made by it on behalf of such Purchaser in Section 2(e)) agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or such controlling person may become subject insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of such representations or warranties, and will reimburse, as incurred, the Company and each such controlling person for any reasonable legal or other out-of-pocket expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that Cohen & Steers or any Purchaser may otherwise have to the Company or any such controlling person.

               6. Defaulting Purchasers. If on the Closing Date any one or more of the Purchasers shall default in its obligation to purchase Offered Shares that it has or they have agreed to purchase hereunder on such date, the other Purchasers shall be obligated severally in the proportions that the number of Offered Shares to be purchased by each of them (as identified to the Company in writing on the date hereof) bears to the aggregate number of Offered Shares which the non-defaulting Purchasers have agreed to purchase, or in such other proportions as Cohen & Steers may specify, to purchase the Offered Shares which such defaulting Purchaser or Purchasers agreed but failed or refused to purchase on such date. Any action taken under this paragraph shall not relieve any defaulting Purchaser from liability in respect of any default of such Purchaser under this Agreement.

               7. Counterparts; Benefit of Agreement. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

               8. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

               9. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

               10. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, the Purchasers and Cohen & Steers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company or any Purchaser or Cohen & Steers or any controlling person of any of them and (ii) delivery of and payment for the Offered Shares.

               If this Agreement is acceptable to the Company, it is requested that the Company sign the form of acceptance below and deliver one of the counterparts hereof to Cohen & Steers. This will become a binding agreement, as of the date first above written, between the Company, the Purchasers and Cohen & Steers when such counterpart is so delivered.

                                 Very truly yours,

                                 COHEN & STEERS CAPITAL MANAGEMENT,
                                  INC., on behalf of itself and as
                                  agent for the Purchasers


                                     /s/ Robert H. Steers
                                 By:___________________________
                                       Name:  Robert H. Steers
                                       Title: Chairman

Accepted as of the
date first above
written

IRVINE APARTMENT COMMUNITIES,
  INC.


      /s/ Richard E. Moran Jr.
By: _________________________
         Richard E. Moran Jr.
         Executive Vice President
          and Chief Financial
          Officer


     /s/ James Mead
By: _________________________
         James Mead
         Senior Vice President
          and Treasurer